Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar Reports Fourth-Quarter Financial Results

•	Adjusted EPS of $0.05 for Quarter Versus Prior Year Loss

•	Adjusted Full Year EPS Increased 30% to $0.65, Driven by Performance Improvement Initiatives

Buffalo, New York, February 22, 2013 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three and twelve month periods ended December 31, 2012. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Fourth Quarter Financial Results

Gibraltar’s net sales for the fourth quarter of 2012 were $172.6 million compared to $174.1 million for the fourth quarter of 2011. Fourth-quarter 2012 adjusted net income was $1.5 million, or $0.05 per diluted share, compared with an adjusted loss of $5.1 million, or $0.17 per diluted share, in the fourth quarter of 2011. The adjusted fourth-quarter 2012 results exclude after-tax special charges of $5.2 million, or $0.17 per diluted share, resulting primarily from intangible asset impairment, acquisition related costs and exit activity costs related to business restructuring. The adjusted net loss for the fourth quarter of 2011 excluded after-tax special charges totaling $1.8 million, or $0.05 per diluted share, primarily consisting of acquisition related costs and exit activity costs. Including these items in the respective periods, the fourth quarter 2012 results were a net loss of $3.7 million, or $0.12 per diluted share, compared with a loss of $6.9 million, or $0.22 per diluted share, in the fourth quarter of 2011.

Management Comments

“We concluded 2012 with strong year-over-year profit improvement in the fourth quarter, achieved without the benefit of meaningful change in order volumes,” said Chairman and Chief Executive Officer Brian Lipke. “Earnings were up substantially, driven by initiatives we have undertaken during the past two years to strengthen the performance of our business. As a result of this performance improvement, 2012 was a better year for Gibraltar than 2011, and was our second consecutive year of accelerating earnings growth, despite historically low levels of activity in our traditional core markets.”

“As we expected, Gibraltar’s net sales for the fourth quarter of 2012 were roughly flat with the same period last year,” said Henning Kornbrekke, President and Chief Operating Officer. “This reflects the sluggish economic conditions we continued to see in the quarter, highlighted by pockets of both strength and weakness in our North American markets and the ongoing recessionary environment in Europe where we derive less than 7% of sales.”

“We are continuing to generate roughly 40% of our total sales in the industrial markets and 10% of our sales in the infrastructure markets,” Kornbrekke said. “Product demand for bridge and highway construction applications continued to be a bright spot for us, driven by our solid backlog and a healthy mix of incoming orders, many of them related to large, long-term infrastructure projects triggered by the availability of federal transportation funding. We did not see increased activity in the European automotive or North American oil and gas sectors. As a result, demand in these industrial markets for our products remained stable for the second consecutive quarter.”

“This was another quarter of generally soft end-market demand in the 50% of our business directly related to residential and low-rise building markets, including repair and remodeling,” Kornbrekke said. “The optimistic forecasts we are receiving from our customers in the wholesale and retail channels mirror the currently positive national statistics on housing starts and home sales. However, the improving end-market environment is not likely to result in stronger sales for Gibraltar until residential building activity begins its seasonal acceleration late in the first quarter and into the second quarter and housing plans become actual projects and generate orders.”

“We have made substantial progress over the past five years in improving our underlying operations, controlling expenses, and expanding margins in every part of the business,” said Kornbrekke. “We also have been successful in managing commodity costs, lowering our working capital, generating positive cash flow and reducing our borrowings. We focused in 2012 on restructuring and integrating our West Coast operations, and that process is nearly complete. As a result of these initiatives, we have positioned our businesses so that we can be efficient and profitable even at low demand levels in our major end markets.”

Twelve Month Financial Results

For the twelve months ended December 31, 2012, total net sales were $790.1 million, a 3% increase compared to $766.6 million in 2011. Adjusted net income in the twelve months of 2012 was $20.2 million, or $0.65 per diluted share, a 30% increase compared with $15.3 million, or $0.50 per diluted share, in the comparable period of 2011. The adjusted results for the twelve months of 2012 exclude after-tax special charges of $7.5 million, or $0.24 per diluted share, for intangible asset impairment, acquisition-related costs and exit activity costs related to business restructuring. Adjusted net income for the twelve months of 2011 excluded after-tax special charges of $6.1 million, or $0.20 per diluted share, for acquisition-related costs, exit activity costs related to business restructuring, and equity compensation declined by Mr. Lipke. Including these items, net income was $12.7 million, or $0.41 per diluted share for 2012, a 37% increase compared with $9.2 million, or $0.30 per diluted share, in 2011.

Gibraltar’s liquidity was $165 million as of December 31, 2012, a combination of cash on hand of $48 million and availability under the Company’s undrawn revolving credit facility.

Outlook

“Gibraltar delivered stronger financial results in 2012 than it did in 2011, and we are confident that we can extend this record of bottom-line growth during the year ahead,” said Lipke. “This confidence is based on four factors. First, we are becoming increasingly optimistic about the sustainability of the positive trends we are currently seeing in the majority of our end markets. As a result, we expect the leverage we have on a lower cost structure to result in expanded margins and improved profitability. Second, we will no longer be incurring the major restructuring charges related to our West Coast integration that we incurred this past year. Third, we completed three acquisitions in the fourth quarter of 2012, funded from our existing cash, which we expect to be accretive in 2013. And fourth, we will have the benefit of lower interest expense in 2013 as a result of the very successful bond refinancing we completed three weeks ago.”

“In 2013, we are more strongly positioned for top-line growth,” said Lipke. “Our acquisitions over the past two years have expanded both our category and geographic coverage and, as a result, our underlying sales volume. In terms of organic growth, Gibraltar has more products in more major retail stores than at any time in the company’s history. In addition, we are not only providing our wholesale and retail customers with programs that have the potential to further accelerate our sales in both channels, but we also have new products coming out of our development pipeline that should be well-received by our building products customers.”

“In light of the progress we have made internally and the brighter end-market outlook, we are optimistic about Gibraltar’s prospects for growth on both the top and bottom lines in 2013,” Lipke concluded.

Fourth-quarter Conference Call Details

Gibraltar has scheduled a conference call today to review its results for the fourth quarter of 2012, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and nonresidential repair and remodeling, as well as construction of industrial facilities and public infrastructure. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, surrendered equity compensation, and intangible asset impairment. These adjustments are shown in the Non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three month period ending March 31, 2013, on Thursday, May 2, 2013, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve months Ended December 31,
	2012	2011	2012	2011
Net sales	$172,639	$174,141	$790,058	$766,607
Cost of sales	140,514	147,462	640,498	621,492

Gross profit	32,125	26,679	149,560	145,115
Selling, general, and administrative expense	26,301	33,494	104,671	108,957
Impairment of intangible assets	4,628	—	4,628	—

Income (loss) from operations	1,196	(6,815)	40,261	36,158
Interest expense	4,593	5,042	18,582	19,363
Other income	(87)	(44)	(488)	(90)

(Loss) income before taxes	(3,310)	(11,813)	22,167	16,885
Provision for (benefit of ) income taxes	426	(4,959)	9,517	7,669

(Loss) income from continuing operations	(3,736)	(6,854)	12,650	9,216
Discontinued operations:
(Loss) income before taxes	(298)	219	(289)	13,840
(Benefit of) provision for income taxes	(110)	(30)	(284)	6,533

(Loss) income from discontinued operations	(188)	249	(5)	7,307

Net (loss) income	$(3,924)	$(6,605)	$12,645	$16,523

Net (loss) income per share – Basic:
(Loss) income from continuing operations	$(0.12)	$(0.22)	$0.41	$0.30
(Loss) income from discontinued operations	(0.01)	—	—	0.24

Net (loss) income	$(0.13)	$(0.22)	$0.41	$0.54

Weighted average shares outstanding – Basic	30,788	30,606	30,752	30,507

Net (loss) income per share – Diluted:
(Loss) income from continuing operations	$(0.12)	$(0.22)	$0.41	$0.30
(Loss) income from discontinued operations	(0.01)	—	—	0.24

Net (loss) income	$(0.13)	$(0.22)	$0.41	$0.54

Weighted average shares outstanding – Diluted	30,926	30,606	30,857	30,650

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$48,028	$54,117
Accounts receivable, net of reserve	89,473	90,595
Inventories	116,357	109,270
Other current assets	13,380	14,872

Total current assets	267,238	268,854
Property, plant, and equipment, net	151,613	151,974
Goodwill	359,863	348,326
Acquired intangibles	98,759	95,265
Other assets	6,201	7,636

Total assets	$883,674	$872,055

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$69,060	$67,320
Accrued expenses	47,432	60,687
Current maturities of long-term debt	1,093	417

Total current liabilities	117,585	128,424
Long-term debt	206,710	206,746
Deferred income taxes	57,068	55,801
Other non-current liabilities	25,489	21,148
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares, 30,938 and 30,702 shares issued in 2012 and 2011	309	307
Additional paid-in capital	240,107	236,673
Retained earnings	242,082	229,437
Accumulated other comprehensive loss	(1,575)	(3,350)
Cost of 350 and 281 common shares held in treasury in 2012 and 2011	(4,101)	(3,131)

Total shareholders’ equity	476,822	459,936

Total liabilities & shareholders’ equity	$883,674	$872,055

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2012	2011
Cash Flows from Operating Activities
Net income	$12,645	$16,523
(Loss) income from discontinued operations	(5)	7,307

Income from continuing operations	12,650	9,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,344	26,181
Intangible asset impairment	4,628	—
Provision for deferred income taxes	994	5,028
Stock compensation expense	3,148	4,642
Non-cash charges to interest expense	1,547	2,328
Other non-cash adjustments	4,176	3,321
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	6,268	(7,612)
Inventories	(1,022)	(10,101)
Other current assets and other assets	2,409	10,172
Accounts payable	(3,770)	2,076
Accrued expenses and other non-current liabilities	(7,140)	4,577

Net cash provided by operating activities of continuing operations	50,232	49,828
Net cash used in operating activities of discontinued operations	(151)	(3,133)

Net cash provided by operating activities	50,081	46,695

Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(11,351)	(11,552)
Cash paid for acquisitions, net of cash received	(45,071)	(109,248)
Purchase of other investment	—	(250)
Net proceeds from sale of businesses	—	67,529
Net proceeds from sale of property and equipment	659	1,226

Net cash used in investing activities of continuing operations	(55,763)	(52,295)
Net cash provided by investing activities of discontinued operations	—	2,089

Net cash used in investing activities	(55,763)	(50,206)

Cash Flows from Financing Activities
Proceeds from long-term debt	—	73,849
Long-term debt payments	(473)	(74,262)
Excess tax benefit from stock compensation	10	—
Net proceeds from issuance of common stock	278	34
Payment of deferred financing fees	(18)	(1,570)
Purchase of treasury stock at market prices	(970)	(826)

Net cash used in financing activities	(1,173)	(2,775)

Effect of exchange rate changes on cash	766	(463)

Net decrease in cash and cash equivalents	(6,089)	(6,749)
Cash and cash equivalents at beginning of year	54,117	60,866

Cash and cash equivalents at end of year	$48,028	$54,117

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Intangible Asset Impairment	Restructuring Costs	Adjusted Statement of Operations
Net sales	$172,639	$—	$—	$—	$172,639
Cost of sales	140,514	(37)	—	(661)	139,816

Gross profit	32,125	37	—	661	32,823
Selling, general, and administrative expense	26,301	(263)	—	(104)	25,934
Intangible asset impairment	4,628	—	(4,628)	—	—

Income from operations	1,196	300	4,628	765	6,889
Operating margin	0.7%	0.2%	2.7%	0.4%	4.0%
Interest expense	4,593	—	—	—	4,593
Other income	(87)	—	—	—	(87)

(Loss) income before income taxes	(3,310)	300	4,628	765	2,383
Provision for income taxes	426	94	112	296	928

(Loss) income from continuing operations	$(3,736)	$206	$4,516	$469	$1,455

(Loss) income from continuing operations per share – diluted	$(0.12)	$—	$0.15	$0.02	$0.05

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31, 2011
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$174,141	$—	$—	$174,141
Cost of sales	147,462	—	(2,219)	145,243

Gross profit	26,679	—	2,219	28,898
Selling, general, and administrative expense	33,494	(216)	(105)	33,173

(Loss) income from operations	(6,815)	216	2,324	(4,275)
Operating margin	(3.9)%	0.1%	1.3%	(2.5)%
Interest expense	5,042	—	—	5,042
Other income	(44)	—	—	(44)

(Loss) income before income taxes	(11,813)	216	2,324	(9,273)
(Benefit of) provision for income taxes	(4,959)	—	757	(4,202)

(Loss) income from continuing operations	$(6,854)	$216	$1,567	$(5,071)

(Loss) income from continuing operations per share – diluted	$(0.22)	$0.00	$0.05	$(0.17)

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Twelve Months Ended December 31, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Intangible Asset Impairment	Restructuring Costs	Adjusted Statement of Operations
Net sales	$790,058	$—	$—	$—	$790,058
Cost of sales	640,498	(244)	—	(3,741)	636,513

Gross profit	149,560	244	—	3,741	153,545
Selling, general, and administrative expense	104,671	(456)	—	(263)	103,952
Intangible asset impairment	4,628	—	(4,628)	—	—

Income from operations	40,261	700	4,628	4,004	49,593
Operating margin	5.1%	0.1%	0.6%	0.5%	6.3%
Interest expense	18,582	—	—	—	18,582
Other income	(488)	—	—	—	(488)

Income before income taxes	22,167	700	4,628	4,004	31,499
Provision for income taxes	9,517	235	112	1,441	11,305

Income from continuing operations	$12,650	$465	$4,516	$2,563	$20,194

Income from continuing operations per share – diluted	$0.41	$0.01	$0.15	$0.08	$0.65

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Twelve Months Ended December 31, 2011
	As Reported In GAAP Statements	Acquisition Related Costs	Surrendered Equity Compensation	Restructuring Costs	Adjusted Statement of Operations
Net sales	$766,607	$—	$—	$—	$766,607
Cost of sales	621,492	(2,467)	—	(3,916)	615,109

Gross profit	145,115	2,467	—	3,916	151,498
Selling, general, and administrative expense	108,957	(986)	(885)	(581)	106,505

Income from operations	36,158	3,453	885	4,497	44,993
Operating margin	4.7%	0.5%	0.1%	0.6%	5.9%
Interest expense	19,363	—	—	—	19,363
Other income	(90)	—	—	—	(90)

Income before income taxes	16,885	3,453	885	4,497	25,720
Provision for income taxes	7,669	1,054	—	1,683	10,406

Income from continuing operations	$9,216	$2,399	$885	$2,814	$15,314

Income from continuing operations per share – diluted	$0.30	$0.08	$0.03	$0.09	$0.50